NEWS

INVESTOR CONTACT:   (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA LINE:  (800) 796-8448

COUNTRYWIDE REPORTS DILUTED EPS OF $0.81 FOR SECOND QUARTER OF 2007
— Strong Loan Production Offset By Higher Credit Costs —
— 2007 Guidance Updated at $2.70 to $3.30 per Diluted Share —
— Board Authorizes $0.15 Dividend —

CALABASAS, CA (July 24, 2007) — Countrywide Financial Corporation (NYSE: CFC) today announced results for the second quarter ended June 30, 2007.  Key results include the following:

Table 1

	Quarter Ended
($ in millions, except per share amounts)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Consolidated Company
Revenues	$2,548	$2,406	$3,000
Net Earnings	$485	$434	$722
Diluted EPS	$0.81	$0.72	$1.15
Total Assets ($ in billions)	$217	$208	$195
Key Segment Pre-tax Earnings
Mortgage Banking	$320	$100	$630
Banking	$129	$288	$325
Capital Markets	$110	$132	$158
Insurance	$99	$180	$89
Key Operating Statistics ($ in billions)
Total Loan Fundings	$133	$117	$120
Ending Loan Servicing Portfolio	$1,415	$1,352	$1,197
Ending Assets of Banking Operations	$90	$84	$84

“Countrywide’s results for the second quarter of 2007 reflected strength in our core loan production business, but were adversely impacted by continued weakness in the housing market,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “During the quarter, softening home prices continued to affect many areas of the country and delinquencies and defaults continued to rise across all mortgage product categories as a result.  Due to these adverse conditions, the Company incurred increased credit-related costs in the quarter, primarily related to its investments in prime home equity loans.”

Credit-related costs in the second quarter included:

— Impairment on credit-sensitive retained interests.   Impairment charges of $417 million were taken during the quarter on the Company’s investments in credit-sensitive retained interests.  This included $388 million, or approximately $0.40 in earnings per diluted share based on a normalized tax

Investor Relations
4500 Park Granada • Calabasas, CA  91302 •  818-225-3550
http://www.countrywide.com

 Countrywide Home Loans, Inc.  and Countrywide Bank, FSB, are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

rate, of impairment on residual securities collateralized by prime home equity loans.  The impairment charges on these residuals were attributable to accelerated increases in delinquency levels and increases in the estimates of future defaults and loss severities on the underlying loans.

— Held-for-investment (HFI) portfolio.  The provision for losses on HFI loans incurred in the second quarter was $293 million, driven primarily by a loan loss provision of $181 million on prime home equity HFI loans in the Banking segment.

“Partly offsetting increased credit costs, our residential Loan Production sector delivered strong results during the quarter,” said Mozilo.  “Consolidated quarterly funding volume was the third-highest in our history, prime production margins were relatively stable, and subprime production margins substantially improved.  As a result, Loan Production sector pre-tax profit in the quarter was at its highest level since the first quarter of 2005.”

During the quarter, the Company also benefited from a non-recurring reduction in its corporate tax rate to 27.0 percent, which compares to 38.1 percent in the first quarter of 2007.   The benefit from this tax rate change equated to $0.12 per diluted share.  The change in the tax rate is the result of a remeasurement of deferred income taxes precipitated by the relocation of certain operating activities resulting in favorable state income tax consequences.  The Company anticipates a recurring benefit to the tax rate in future quarters of approximately 0.5 percent as a result of these operational changes.

“Looking to the second half of 2007, we expect difficult housing and mortgage market conditions to persist,” Mozilo concluded.  “Nonetheless, management remains optimistic about the long-term future growth prospects and profitability of the Company as industry consolidation continues.”

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking

Table 2 below highlights the Mortgage Banking segment’s financial performance for the second quarter of 2007:

Table 2

Mortgage Banking Pre-tax Earnings

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Pre-tax Earnings (Loss)
Production	$439	$139	$325
Servicing	(147)	(69)	279
Closing Services	28	30	26
Total Mortgage Banking	$320	$100	$630
% Contribution to total pre-tax earnings	48%	14%	53%

Loan Production

The Loan Production sector is comprised of the following distribution channels: prime and subprime consumer-direct lending through Countrywide Home Loans’ 986-branch retail system, call center operations and the Internet; wholesale lending through a network of mortgage brokers; and correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions. The sector also includes the mortgage banking activities of Countrywide Bank.

Overall quarterly Loan Production sector margins on both a sequential and year-over-year basis are detailed below:

Table 3

Loan Production Sector
Pre-tax Earnings(1)

	Quarter Ended
($ in millions)	Jun. 30, 2007	%(2)	Mar. 31, 2007	%(2)	Jun. 30, 2006	%(2)
Gain on sale of loans	$1,293	1.05%	$1,033	0.93%	$1,308	1.26%
Net warehouse spread	148	0.12%	90	0.08%	107	0.10%
Miscellaneous income	74	0.06%	58	0.06%	67	0.07%
Total revenues	1,514	1.23%	1,181	1.07%	1,482	1.43%
Operating expenses	(976)	(0.79%)	(904)	(0.82%)	(1,021)	(0.99%)
Allocated corporate expenses	(99)	(0.08%)	(138)	(0.12%)	(137)	(0.13%)
Total expenses	(1,075)	(0.87%)	(1,042)	(0.94%)	(1,158)	(1.12%)

Total Loan Production sector pre-tax earnings	$439	0.36%	$139	0.13%	$325	0.31%

Total Mortgage Banking loan funding volume	$123,068		$110,567		$103,635

(1)                Numbers may not total exactly due to rounding

(2)                Percentage based on loan funding volume

The sequential quarter increase in overall pre-tax production margins to 36 basis points was driven by increases in gain on sale and net warehouse spread margins as well as lower expense rates.  The increase in gain on sale was primarily related to margin improvements in the subprime channel.  Net warehouse spread showed sequential improvement primarily due to the confluence of higher levels of inventory, long-term rates rising, and short-term rates (which impact the Company’s related borrowing costs) remaining flat.  Operating expense dollars were up only 8 percent sequentially on an 11 percent production volume increase.

Table 4

Loan Production Sector Gain on Sale

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Prime
Production	$111,220	$93,833	$82,229
Loans sold	$109,426	$92,879	$79,175
Gain on sale (“GOS”)	$1,036	$901	$972
GOS margin (1)	0.95%	0.97%	1.23%

Subprime
Production	$5,069	$7,500	$10,171
Loans sold	$5,164	$7,890	$9,896
GOS (Loss)	$183	$(33)	$200
GOS (Loss) margin (1)	3.54%	(0.42%)	2.02%

Home Equity
Production	$6,779	$9,234	$11,235

Initial sale
Loans sold	$1,998	$6,787	$4,702
GOS	$51	$138	$92
GOS margin(1)	2.54%	2.03%	1.95%

Subsequent draws
Loans sold	$1,042	$1,043	$1,199
GOS	$23	$27	$44
GOS margin (1)	2.20%	2.63%	3.67%

Total production	$123,068	$110,567	$103,635
Total loans sold	$117,630	$108,599	$94,972
Total GOS	$1,293	$1,033	$1,308
Total GOS margin (1)	1.10%	0.95%	1.38%
Total GOS as % of loans produced	1.05%	0.93%	1.26%

(1)                GOS as a percentage of loans sold

At 95 basis points, prime gain on sale margin for the second quarter of 2007 was relatively stable compared to the first quarter.  Prime margin was down year over year, primarily as a result of increased price competition, a higher percentage of production coming from the lower-margin correspondent channel and a decrease in origination of higher-margin pay-option loans.

Subprime gain on sale margin improved substantially from the first quarter and year over year as a result of improved secondary market execution during the quarter and reduced price competition, especially in the wholesale channel.  In addition, the Company experienced a channel mix shift toward the retail channel, which has traditionally carried greater margins.  Consolidated subprime fundings for the Company were $5.7 billion during the quarter, the lowest level since the third quarter of 2003, and represented 4 percent of overall quarterly production volume.

Home equity gain on sale revenue (excluding subsequent draw-related gains) was down $87 million from the first quarter of 2007 and $41 million from the second quarter of 2006, primarily resulting from fewer sales of prime home equity loans and greater retention of such loans in the HFI portfolio during the second quarter of 2007.  In the second quarter of 2007, the Company retained $3.8 billion in prime home equity loans in the Bank due to widening credit spreads on these loans in the securitization markets making portfolio investments in prime home equity loans economically more attractive.  In the first quarter of 2007, $0.3 billion prime home equity loan production was retained by the Bank.

Loan Servicing

The Loan Servicing sector reflects the performance of mortgage servicing rights (MSRs) and retained interests associated with Countrywide’s owned servicing portfolio.  Countrywide also manages a financial hedge within the Loan Servicing sector to mitigate negative valuation changes in MSRs and retained interests.

The Loan Servicing sector’s income statement and key operational metrics are displayed below:

Table 5

Loan Servicing Sector Pre-tax Results of
Operations(1)

	Quarter Ended
($ in millions)	Jun. 30, 2007	%(2)	Mar. 31, 2007	%(2)	Jun. 30, 2006	%(2)
Servicing fees, net of guarantee fees	$1,145	0.333%	$1,080	0.328%	$940	0.324%
Escrow balance income	224	0.065%	204	0.062%	207	0.071%
Miscellaneous fees	191	0.056%	209	0.063%	135	0.046%
Income from retained interests	123	0.036%	148	0.045%	129	0.044%
Realization of expected MSR cash flows	(1,007)	(0.293%)	(925)	(0.281%)	(768)	(0.264%)
Operating revenues	676	0.197%	715	0.217%	642	0.221%

Direct expenses	(203)	(0.059%)	(179)	(0.054%)	(187)	(0.065%)
Allocated corporate expenses	(15)	(0.005%)	(22)	(0.007%)	(21)	(0.007%)
Total expenses	(218)	(0.064%)	(201)	(0.061%)	(209)	(0.072%)

Operating earnings	458	0.133%	515	0.156%	433	0.149%

Interest expense	(292)	(0.085%)	(221)	(0.067%)	(153)	(0.053%)

Change in fair value of MSRs	1,327	0.387%	179	0.054%	569	0.196%
(Impairment) recovery of retained interests	(268)	(0.078%)	(429)	(0.130%)	52	0.018%
Servicing hedge losses	(1,373)	(0.400%)	(114)	(0.034%)	(621)	(0.214%)
Valuation changes, net of servicing hedge	(314)	(0.091%)	(363)	(0.110%)	(1)	0.000%

Total Loan Servicing sector results of operations	$(147)	(0.043%)	$(69)	(0.021%)	$279	0.096%

Average servicing portfolio ($ in billions)	$1,374		$1,316		$1,162

MSR portfolio capitalization rate	1.54%		1.40%		1.44%

(1)                Numbers may not total exactly due to rounding

(2)                Percentage based on average servicing portfolio; computation is annualized

Table 6

Servicing Portfolio Delinquencies (1)

	Quarter Ended
	Jun. 30, 2007		Mar. 31, 2007		Jun. 30, 2006
	Total	90+ day	Total	90+ day	Total	90+ day

Conventional 1st liens	3.35%	1.02%	2.85%	0.82%	2.05%	0.49%
Government 1st liens	12.39%	4.39%	11.32%	4.41%	12.69%	4.59%
Prime home equity loans (includes FRS)	4.56%	2.15%	3.77%	1.75%	1.77%	0.75%
Subprime loans	23.71%	9.45%	19.62%	7.82%	15.33%	5.35%
Total servicing portfolio	5.73%	2.02%	4.90%	1.70%	3.85%	1.18%

(1)                   Delinquencies are based on outstanding loan balances and include loans in foreclosure and are calculated using the MBA method.  Using the OTS method, total delinquency ratios would have been 3.12% at June 30, 2007; 2.59% at March 31, 2007; and 1.88% at June 30, 2006.  In the OTS method, a loan increases its delinquency status if a monthly payment is not received by the loan’s due date in the following month.  In the MBA method, a loan increases its delinquency status if a monthly payment is not received by the end of the day immediately preceding the loan’s next due date.

Loan Servicing sector pre-tax earnings were adversely impacted by a $268 million net impairment charge on retained interests. The net impairment charge stemmed from writedowns of credit-sensitive retained interests, partially offset by positive mark-to-market adjustments on non credit-sensitive retained interests.  The charges recorded during the quarter on credit-sensitive retained interests consisted primarily of $388 million of writedowns on prime home equity backed residuals and $25 million on subprime residuals and other related securities.  These charges were primarily attributable to increased delinquencies and related increased projections of future defaults driven by weakening housing market conditions. During the first quarter of 2007, writedowns of prime home equity residuals and of subprime residuals and other related securities were $133 million and $231 million, respectively.  The carrying value of credit-sensitive retained interests backed by prime home equity residuals and subprime residuals and other related securities was $1,012 million and $441 million, respectively, at June 30, 2007.

Partially offsetting the writedowns on credit-sensitive retained interests was a $149 million positive mark-to-market adjustment, primarily on AAA-rated interest-only securities which increased in value due to increasing interest rates during the quarter and lower investor yield requirements.

The servicing hedge performed in line with management’s expectations amidst an increase in fixed mortgage rates of roughly 50 basis points during the quarter.

Additional information and explanation regarding credit-related issues is provided in the “Second Quarter 2007 Supplemental Presentation:  Credit Summary” that is available on Countrywide’s website (www.countrywide.com) in the “Investor Relations” section.

BANKING

The Banking segment includes Banking Operations (primarily the fee and investment activities of Countrywide Bank, FSB) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.  Countrywide Bank (“Bank”) provides Countrywide with expanded product capabilities, a low cost source of funds, liquidity, and portfolio lending capabilities.  The Bank invests primarily in prime-quality residential mortgage loans sourced from the Loan Production sector and the secondary market.  It funds these assets through various means including its retail deposit franchise, which is comprised of an expanding national financial center network of 104 locations (most of which are located in existing Countrywide retail offices), call centers, and Internet presence.  The Bank also supplements its deposit base with a variety of wholesale funding activities.

Key financial and operational results for the Banking segment as well as the Banking Operations sector are noted in the tables below with additional details in tables at the end of this release:

Table 7

Banking Segment Pre-tax Earnings

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Banking Operations	$136	$294	$329
Countrywide Warehouse Lending	10	10	13
Allocated corporate expenses	(17)	(16)	(17)
Total Banking segment pre-tax earnings	$129	$288	$325

Table 8

Banking Operations

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Pre-tax Earnings (1)
Net interest income	$463	$497	$421
Provision for credit losses	(246)	(129)	(37)
Non-interest income	50	41	38
Mortgage insurance expense	(24)	(19)	(8)
Other non-interest expense	(106)	(95)	(85)
Total Banking Operations pre-tax earnings	$136	$294	$329

	At Period End
	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Key Operating Statistics
Total assets	$89,910	$84,261	$84,246
Loan portfolio, net	$68,131	$69,360	$75,470
Securities portfolio	$18,328	$12,505	$5,601
Net interest margin (NIM)	2.21%	2.45%	2.12%
Total deposits	$60,569	$57,783	$50,658

(1)                Numbers may not total exactly due to rounding.

Banking Operations’ quarterly pre-tax earnings were $136 million, a decrease of 54 percent from the prior quarter and 59 percent year over year.  The sequential quarter decrease was driven primarily by increased credit costs, including an increase in the provision for credit losses as well as increased mortgage insurance expense, and a decline in net interest income.  The credit loss provision and related reserves grew due to increased loss expectations driven by weakening housing market conditions.  Mortgage insurance expense also increased as the Bank has continued to acquire credit enhancement in an effort to mitigate future credit losses. As of the end of the 2007 second quarter, 77 percent of the pay option portfolio and 18 percent of the home equity portfolio were covered by credit enhancement.  Net interest income declined principally as a result of a shift in asset mix to include a greater proportion of high-quality mortgage-backed securities.

The year-over-year decrease in pre-tax earnings was primarily driven by higher credit loss provisions, greater mortgage insurance costs, and to a lesser degree, increased operating expenses net of non-interest income.  The increase in net operating expense was largely driven by increased FDIC insurance premiums, together with investments made to support new fee income and deposit generation initiatives.

CAPITAL MARKETS

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager, a commercial real estate finance group and related businesses.  Financial results for the Capital Markets segment are noted below with operational metrics in the tables at the end of this release:

Table 9

Capital Markets Segment
Pre-tax Earnings (1)

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Revenues
Conduit	$93	$69	$104
Securities trading	47	35	27
Commercial real estate	40	48	28
Underwriting	36	67	79
Brokering	15	12	9
Other	14	29	11
Total revenues	245	261	258
Expenses
Operating expenses	(128)	(122)	(93)
Allocated corporate expenses	(7)	(6)	(7)
Total expenses	(135)	(128)	(100)
Total Capital Markets segment pre-tax earnings	$110	$132	$158

(1)                Numbers may not total exactly due to rounding

Pre-tax earnings for the Capital Markets segment decreased 17 percent from the first quarter of 2007 and 31 percent from the second quarter of 2006.  These declines were primarily driven by an overall reduction in revenues as the business adjusted to weakening market conditions, as well as increased expenses associated with newer business initiatives, particularly the commercial real estate business.

INSURANCE

Countrywide’s Insurance segment includes Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage guaranty reinsurance company. Financial results for the Insurance segment are noted below with operational metrics in the tables at the end of this release:

Table 10

Insurance Segment Pre-tax Earnings (1)

	Quarter Ended
($ in millions)	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006
Balboa Reinsurance Company	$56	$131	$53
Balboa Life & Casualty	51	57	45
Allocated corporate expenses	(9)	(8)	(8)
Total Insurance segment pre-tax earnings	$99	$180	$89

(1)                Numbers may not total exactly due to rounding

For the second quarter of 2007, Insurance segment pre-tax results decreased 45 percent from the sequential quarter, but increased 11 percent year over year.  The sequential quarter earnings decrease is primarily attributable to a $74 million reversal of loss reserves in Balboa Reinsurance in the first quarter of 2007 which did not recur in the second quarter.  The year-over-year earnings growth is primarily attributable to net earned premium growth in both Balboa Reinsurance and Balboa Life & Casualty.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $0.15 per share.  The payable date on the dividend is August 31, 2007 to stockholders of record on August 15, 2007.

2007 OUTLOOK

Management anticipates that the second half of 2007 will be increasingly challenging for the industry and Countrywide.  Absent a reduction in mortgage interest rates, production volumes are expected to fall and competitive pricing pressures are expected to increase.  In addition, volatility in the secondary markets has increased significantly early in the third quarter and liquidity for mortgage securities has been reduced as a result.  These conditions are expected to adversely impact secondary market execution and further pressure gain on sale margins.  Furthermore, additional deterioration in the housing market may further impact credit costs.

Management has taken, and is continuing to take, a number of actions in response to changing market conditions.  These include tightening of credit guidelines, particularly related to subprime and prime home equity loans; further curtailment of subprime product offerings, including the recent elimination of certain adjustable-rate products; risk-based pricing adjustments; use of mortgage insurance for credit enhancement; and expense reduction initiatives.

Notwithstanding current environmental factors and their near-term impact on earnings, management believes that the Company is well positioned to capitalize on opportunities during this transitional period in the mortgage business, which management believes will enhance the Company’s long-term earnings growth prospects.

Countrywide expects to leverage the strength of its capital and liquidity positions, superior business model and best-in-class workforce to emerge in a superior competitive position coming out of the current housing down cycle.  Furthermore, the ongoing integration of the Company’s bank and mortgage company is expected to enhance its business model through operational efficiencies, reduced funding costs, and enhanced liquidity among other competitive advantages.

EARNINGS GUIDANCE

Countrywide’s revised earnings guidance for 2007, which contemplates the foregoing factors, is as follows:

Table 11

	Updated 2007 Guidance			Previous 2007 Guidance
	July 24, 2007			April 26, 2007
CFC Consolidated Earnings
Diluted EPS	$2.70	to	$3.30	$3.50	to	$4.30

Market
Total mortgage market ($ in trillions)	$2.2	to	$2.6	$2.2	to	$3.0
Average 10-year U.S. Treasury yield	4.60%	to	5.20%	4.20%	to	5.20%
Average 3-month LIBOR	5.00%	to	5.70%	4.80%	to	5.90%

Production
Company-wide loan origination volume ($ in billions)(1)	$420	to	$500	$450	to	$550
Loan production sector pre-tax margins (2)	5 bps	to	15 bps	10 bps	to	25 bps

Servicing
Average loan servicing portfolio ($ in trillions) (3)	$1.375	to	$1.425	$1.300	to	$1.400
Loan servicing sector pre-tax margins, net hedge	1 bps	to	5 bps	3 bps	to	6 bps

(1)                Includes production from the Mortgage Banking, Banking and Capital Markets segments

(2)                Denominator is based on company-wide loan origination volume

(3)                Total portfolio, including retained servicing, inventory, Bank portfolio and subservicing

The earnings estimates and assumptions and other projections provided in this press release should be considered forward-looking statements and readers are directed to the information contained in the disclaimer provided herein.

Conference Call

Countrywide will host a live conference call to discuss quarterly results today at 12:00 pm Eastern.   The dial-in number for the live conference call is (877) 777-1967 (U.S.) or (612) 332-0806 (International).  The management discussion will be available for replay through midnight Pacific on Tuesday, August 7, 2007.  The replay dial-in numbers and access code are (800) 475-6701 (U.S.) / (320) 365-3844 (International) and 877952, respectively.

An accompanying slide presentation will be available on Countrywide’s website (www.countrywide.com), and can be accessed by clicking on “Investor Relations” on the website main page and clicking on the supporting slide show text link for the 2007 second quarter earnings teleconference (Second Quarter 2007 Supplemental Presentation:  Credit Summary).  Management strongly recommends that participants have access to this presentation while listening to the management discussion.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and subprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.  This press release does not constitute an offer of any securities for sale.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

(tables follow)

12-12-12

COUNTRYWIDE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

	Quarters Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per share data)	2007	2006	% Change	2007	2006	% Change
	(unaudited)			(unaudited)
Revenues
Gain on sale of loans and securities	$1,493,458	$1,527,450	(2%)	$2,727,562	$2,888,628	(6%)

Interest income	3,499,644	2,845,580	23%	6,851,626	5,439,338	26%
Interest expense	(2,771,648)	(2,155,106)	29%	(5,392,693)	(4,054,429)	33%
Net interest income	727,996	690,474	5%	1,458,933	1,384,909	5%
Provision for loan losses	(292,924)	(61,898)	373%	(444,886)	(125,036)	256%

Net interest income after provision for loan losses	435,072	628,576	(31%)	1,014,047	1,259,873	(20%)

Loan servicing fees and other income from mortgage servicing rights and retained interests	1,421,255	1,207,159	18%	2,808,544	2,407,046	17%
Realization of expected cash flows from mortgage servicing rights	(1,007,241)	(768,132)	31%	(1,931,947)	(1,506,699)	28%
Change in fair value of mortgage servicing rights	1,327,446	569,002	133%	1,506,453	1,547,283	(3%)
(Impairment) recovery of retained interests	(268,117)	51,498	N/M	(697,718)	(69,156)	909%
Servicing hedge losses	(1,373,089)	(621,074)	121%	(1,486,827)	(1,506,944)	(1%)
Net loan servicing fees and other income from mortgage servicing rights and retained interests	100,254	438,453	(77%)	198,505	871,530	(77%)

Net insurance premiums earned	352,384	284,226	24%	686,561	564,019	22%
Other	167,229	121,511	38%	327,498	252,114	30%
Total revenues	2,548,397	3,000,216	(15%)	4,954,173	5,836,164	(15%)

Expenses
Compensation	1,109,016	1,143,707	(3%)	2,184,424	2,218,525	(2%)
Occupancy and other office	269,017	261,080	3%	533,230	506,411	5%
Insurance claims	154,769	102,809	51%	212,074	226,851	(7%)
Advertising and promotion	79,540	65,686	21%	149,557	125,916	19%
Other	271,357	232,911	17%	509,395	445,075	14%
Total expenses	1,883,699	1,806,193	4%	3,588,680	3,522,778	2%
Earnings before income taxes	664,698	1,194,023	(44%)	1,365,493	2,313,386	(41%)
Provision for income taxes	179,630	471,833	(62%)	446,444	907,685	(51%)

NET EARNINGS	$485,068	$722,190	(33%)	$919,049	$1,405,701	(35%)

Earnings per Share:
Basic	$0.83	$1.19	(30%)	$1.57	$2.32	(32%)
Diluted	$0.81	$1.15	(30%)	$1.53	$2.25	(32%)

Weighted Average Shares Outstanding:
Basic	583,669	607,831	(4%)	585,901	604,725	(3%)
Diluted	595,540	626,610	(5%)	598,864	623,473	(4%)

(more)

13-13-13

COUNTRYWIDE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	%
(in thousands, except share data)	2007	2006	Change
	(unaudited)	(audited)
Assets
Cash	$1,154,032	$1,407,000	(18%)
Mortgage loans held for sale	34,090,154	31,272,630	9%
Trading securities owned, at fair value	19,271,559	20,036,668	(4%)
Trading securities pledged as collateral, at fair value	3,521,522	1,465,517	140%
Securities purchased under agreements to resell, securities borrowed and federal funds sold	26,385,089	27,269,897	(3%)
Loans held for investment, net of allowance for loan losses of $512,904 and $261,054, respectively	74,056,539	78,085,757	(5%)
Investments in other financial instruments, at fair value	26,601,298	12,769,451	108%
Mortgage servicing rights, at fair value	20,087,368	16,172,064	24%
Premises and equipment, net	1,644,141	1,625,456	1%
Other assets	10,010,058	9,841,790	2%

Total assets	$216,821,760	$199,946,230	8%

Liabilities
Deposit liabilities	$60,292,841	$55,578,682	8%
Securities sold under agreements to repurchase and federal funds purchased	46,186,848	42,113,501	10%
Trading securities sold, not yet purchased, at fair value	4,145,425	3,325,249	25%
Notes payable	77,669,067	71,487,584	9%
Accounts payable and accrued liabilities	8,914,175	8,187,605	9%
Income taxes payable	5,227,509	4,935,763	6%

Total liabilities	202,435,865	185,628,384	9%

Commitments and contingencies	—	—	—

Shareholders’ Equity
Preferred stock — authorized, 1,500,000 shares of $0.05 par value; none issued and outstanding	—	—	—

Common stock — authorized, 1,000,000,000 shares of $0.05 par value; issued, 574,655,984 shares and 585,466,719 shares at June 30, 2007 and December 31, 2006, respectively; outstanding, 574,218,312 shares and 585,182,298 shares at June 30, 2007 and December 31, 2006, respectively	28,733	29,273	(2%)
Additional paid-in capital	1,612,901	2,154,438	(25%)
Accumulated other comprehensive loss	(136,228)	(17,556)	676%
Retained earnings	12,880,489	12,151,691	6%

Total shareholders’ equity	14,385,895	14,317,846	0%

Total liabilities and shareholders’ equity	$216,821,760	$199,946,230	8%

(more)

14-14-14

COUNTRYWIDE FINANCIAL CORPORATION
LOANS HELD FOR INVESTMENT, NET, OTHER ASSETS AND
 MORTGAGE SERVICING RIGHTS

	June 30,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)
Loans Held for Investment, Net
Mortgage loans	$69,684,285	$72,295,979	(4%)
Defaulted FHA-insured and VA-guaranteed loans repurchased from securities	1,670,714	1,761,170	(5%)
Warehouse lending advances secured by mortgage loans	2,457,571	3,185,248	(23%)
	73,812,570	77,242,397	(4%)
Premiums and discounts, and deferred loan origination fees and costs, net	756,873	1,104,414	(31%)
Allowance for loan losses	(512,904)	(261,054)	96%

Total loans held for investment, net	$74,056,539	$78,085,757	(5%)

Other Assets
Reimbursable servicing advances, net	$2,330,732	$2,121,486	10%
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	1,324,737	1,433,070	(8%)
Interest receivable	1,050,405	997,854	5%
Securities broker-dealer receivables	937,854	1,605,502	(42%)
Real estate acquired in settlement of loans	546,585	251,163	118%
Receivables from custodial accounts	466,531	719,048	(35%)
Derivative margin accounts	396,815	118,254	236%
Cash surrender value of assets held in trust for deferred compensation plans	393,018	372,877	5%
Prepaid expenses	392,557	320,597	22%
Capitalized software, net	369,933	367,055	1%
Cash surrender value of company owned life insurance	205,951	5,894	N/M
Restricted cash	200,020	238,930	(16%)
Mortgage guaranty insurance tax and loss bonds	169,067	128,293	32%
Receivables from sale of securities	140,905	284,177	(50%)
Other assets	1,084,948	877,590	24%

Total other assets	$10,010,058	$9,841,790	2%

Mortgage Servicing Rights, at Fair Value
Balance at December 31, 2006	$16,172,064
Additions:
Servicing resulting from transfers of financial assets	4,156,287
Purchases of servicing assets	184,511
Total additions	4,340,798
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	1,506,453
Other changes in fair value (2)	(1,931,947)

Balance at June 30, 2007	$20,087,368

(1)             Principally reflects changes in discount rates and prepayment speed assumptions, primarily due to changes in interest rates.

(2)             Represents changes due to realization of expected cash flows.

(more)

15-15-15

COUNTRYWIDE FINANCIAL CORPORATION

INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS

	June 30,	December 31,	%
(in thousands)	2007	2006	Change
	(unaudited)	(audited)
Investments in Other Financial Instruments, at Fair Value
Available-for-sale securities
Mortgage-backed securities	$19,495,594	$7,007,786	178%
Obligations of U.S. Government-sponsored enterprises	567,096	776,717	(27%)
Municipal bonds	409,170	412,886	(1%)
U.S. Treasury securities	199,019	168,313	18%
Other	2,699	2,858	(6%)

Subtotal	20,673,578	8,368,560	147%

Interests retained in securitization accounted for as available-for-sale securities
Prime interest-only and principal-only securities	253,557	279,375	(9%)
Prime home equity line of credit transferor’s interest	70,774	144,346	(51%)
Prepayment penalty bonds	29,225	52,697	(45%)
Subprime residuals and other related securities	21,797	152,745	(86%)
Prime home equity residual securities	17,432	40,766	(57%)
Subprime interest-only securities	13,491	3,757	259%
Prime home equity interest-only securities	6,627	7,021	(6%)
Subordinated mortgage-backed pass-through securities	529	1,382	(62%)
Prime residual securities	154	1,435	(89%)
Total interests retained in securitization accounted for as available-for-sale securities	413,586	683,524	(39%)

Total available-for-sale securities	21,087,164	9,052,084	133%

Interests retained in securitization accounted for as trading securities:
Prime interest-only and principal-only securities	781,310	549,635	42%
Prime home equity line of credit transferor’s interest	518,033	553,701	(6%)
Subprime residuals and other related securities	419,645	388,963	8%
Prime home equity residual securities	406,210	737,808	(45%)
Prepayment penalty bonds	117,454	90,666	30%
Subordinated mortgage-backed pass-through securities	28,260	—	N/M
Prime home equity interest-only securities	21,644	22,467	(4%)
Interest rate swaps	21,588	2,490	767%
Prime residual securities	7,783	11,321	(31%)

Total interests retained in securitization accounted for as trading securities	2,321,927	2,357,051	(1%)

Servicing hedge principal-only securities accounted for as trading securities	1,488,435	—	N/M

Hedging and mortgage pipeline derivatives:
Mortgage servicing related	661,113	837,908	(21%)
Notes payable related	543,258	444,342	22%
Mortgage loans held for sale and pipeline related	499,401	78,066	540%
Total investments in other financial instruments	$26,601,298	$12,769,451	108%

(more)

16-16-16

COUNTRYWIDE FINANCIAL CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(dollar amounts in millions)	2007	2006	Change	2007	2006	Change

Production by segment:
Mortgage Banking	$123,068	$103,635	19%	$233,635	$197,087	19%
Banking Operations	4,461	8,261	(46%)	7,029	16,334	(57%)
Capital Markets — conduit acquisitions	2,634	6,613	(60%)	4,463	10,620	(58%)
Total Mortgage Loan Fundings	130,163	118,509	10%	245,127	224,041	9%
Commercial real estate	2,901	997	191%	4,912	1,963	150%
Total Loan Fundings	$133,064	$119,506	11%	$250,039	$226,004	11%

Number of loans produced	685,370	663,217	3%	1,280,904	1,234,954	4%

Loan closing services (units):
Number of credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders, other title and escrow services, and home inspections	6,724,897	5,975,995	13%	13,199,702	11,778,103	12%

	June 30,		%
	2007	2006	Change
Mortgage loan pipeline (loans-in-process)	$68,533	$64,979	5%

Loan servicing portfolio (1)	$1,415,472	$1,196,720	18%

Number of loans serviced (1)	8,737,534	7,757,724	13%

MSR portfolio (2)	$1,304,250	$1,063,405	23%

Assets of Banking Operations (in billions)	$90	$84	7%

(1)                Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.

(2)                Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.

(more)

17-17-17

COUNTRYWIDE FINANCIAL CORPORATION
QUARTERLY SEGMENT ANALYSIS
(Unaudited)

	Quarter Ended June 30, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,292,655	$49	$—	$1,292,704	$—	$180,642	$—	$—	$20,112	$1,493,458
Net interest income after provision for loan losses	147,647	(67,333)	3,119	83,433	234,829	56,555	20,998	1,606	37,651	435,072
Net loan servicing fees(1)	—	141,952	—	141,952	—	2,224	200	—	(44,122)	100,254
Net insurance premiums earned	—	—	—	—	—	—	352,384	—	—	352,384
Other revenue(2)	73,757	19,473	86,140	179,370	52,942	5,336	15,235	27,292	(112,946)	167,229
Total revenues	1,514,059	94,141	89,259	1,697,459	287,771	244,757	388,817	28,898	(99,305)	2,548,397
Expenses	1,075,360	241,499	60,998	1,377,857	158,861	135,247	290,096	22,210	(100,572)	1,883,699

Earnings (loss) before income taxes	$438,699	$(147,358)	$28,261	$319,602	$128,910	$109,510	$98,721	$6,688	$1,267	$664,698

	Quarter Ended June 30, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,307,918	$682	$—	$1,308,600	$—	$207,853	$—	$—	$10,997	$1,527,450
Net interest income after provision for loan losses	107,301	53,914	3,300	164,515	400,741	42,658	14,141	975	5,546	628,576
Net loan servicing fees(1)	—	444,688	—	444,688	619	1,421	(51)	502	(8,726)	438,453
Net insurance premiums earned	—	—	—	—	—	—	284,226	—	—	284,226
Other revenue(2)	67,225	2,112	75,465	144,802	42,350	5,750	13,634	13,725	(98,750)	121,511
Total revenues	1,482,444	501,396	78,765	2,062,605	443,710	257,682	311,950	15,202	(90,933)	3,000,216
Expenses	1,157,880	222,113	52,540	1,432,533	118,339	100,092	223,203	12,382	(80,356)	1,806,193

Earnings (loss) before income taxes	$324,564	$279,283	$26,225	$630,072	$325,371	$157,590	$88,747	$2,820	$(10,577)	$1,194,023

(1)            Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)            Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(more)

18-18-18

COUNTRYWIDE FINANCIAL CORPORATION
QUARTERLY SEGMENT ANALYSIS
(Unaudited)

	Six Months Ended June 30, 2007
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$2,325,864	$—	$—	$2,325,864	$—	$370,438	$—	$—	$31,260	$2,727,562
Net interest income after provision for loan losses	237,671	(84,017)	6,311	159,965	621,477	117,179	38,010	3,215	74,201	1,014,047
Net loan servicing fees (1)	—	281,946	—	281,946	—	3,801	(707)	—	(86,535)	198,505
Net insurance premiums earned	—	—	—	—	—	—	686,561	—	—	686,561
Other revenue (2)	131,850	46,381	168,424	346,655	95,555	13,995	34,669	46,133	(209,509)	327,498
Total revenues	2,695,385	244,310	174,735	3,114,430	717,032	505,413	758,533	49,348	(190,583)	4,954,173
Expenses	2,117,245	460,761	116,518	2,694,524	300,028	263,695	480,154	38,654	(188,375)	3,588,680

Earnings (loss) before income taxes	$578,140	$(216,451)	$58,217	$419,906	$417,004	$241,718	$278,379	$10,694	$(2,208)	$1,365,493

	Six Months Ended June 30, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$2,468,695	$2,661	$—	$2,471,356	$—	$395,153	$—	$—	$22,119	$2,888,628
Net interest income after provision for loan losses	220,627	85,572	4,661	310,860	811,023	100,752	28,676	1,517	7,045	1,259,873
Net loan servicing fees(1)	—	874,226	—	874,226	901	2,753	(665)	11,824	(17,509)	871,530
Net insurance premiums earned	—	—	—	—	—	—	564,019	—	—	564,019
Other revenue(2)	134,721	8,773	145,732	289,226	83,418	22,147	23,067	36,939	(202,683)	252,114
Total revenues	2,824,043	971,232	150,393	3,945,668	895,342	520,805	615,097	50,280	(191,028)	5,836,164
Expenses	2,215,330	443,231	101,961	2,760,522	228,885	207,642	461,407	37,292	(172,970)	3,522,778

Earnings (loss) before income taxes	$608,713	$528,001	$48,432	$1,185,146	$666,457	$313,163	$153,690	$12,988	$(18,058)	$2,313,386

(1)                    Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)                    Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(more)

19-19-19

COUNTRYWIDE FINANCIAL CORPORATION
BANKING OPERATIONS
PAY-OPTION LOANS HELD FOR INVESTMENT,
PRODUCTION AND ACQUISITIONS OF LOANS HELD FOR INVESTMENT AND
CREDIT QUALITY

(Unaudited)

	June 30,	December 31,
(in thousands)	2007	2006

Pay-option ARM loans held for investment:
Total pay-option ARM loan portfolio	$27,778,863	$32,732,581
Total principal balance of pay-option ARM loans with accumulated negative amortization	$25,219,735	$28,958,718

Accumulated negative amortization (from original loan balance)	$941,980	$653,974

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands)	2007	2006	Change	2007	2006	Change

Interest capitalized on loans	$221,395	$156,762	41%	$455,381	$265,999	71%

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(in millions)	2007	2006	Change	2007	2006	Change

Production and bulk acquisitions of loans held for investment by channel:
Consumer Markets	$1,550	$2	N/M	$1,576	$854	85%
Correspondent Lending	1,229	3,453	(64%)	1,595	5,790	(72%)
Purchases (1)	1,106	1,900	(42%)	3,269	4,014	(19%)
Wholesale Lending	576	2,906	(80%)	589	5,676	(90%)
Total production and purchases of loans held for investment	$4,461	$8,261	(46%)	$7,029	$16,334	(57%)

(1)             Acquisitions from third parties

	June 30,		December 31,
(dollar amounts in thousands)	2007		2006
		% assets		% assets
Non-performing residential loans:
With third party credit enhancement (2)	$278,934	0.31%	$109,218	0.13%
Without third party credit enhancement	661,848	0.74%	409,865	0.50%
Total non-performing loans	940,782	1.05%	519,083	0.63%
Foreclosed real estate	188,483	0.21%	27,416	0.03%

Total non-performing assets	$1,129,265	1.26%	$546,499	0.66%

Allowances for credit losses
Allowances for loan losses	$450,844		$228,692
Liability for unfunded loan commitments	18,222		8,104
	$469,066		$236,796

Allowances for credit losses as a percentage of:
Total non-performing loans		49.86%		45.62%
Total non-performing loans without third party credit enhancements		70.87%		57.77%
Total loans held for investment		0.68%		0.32%

	Six Months Ended		Six Months Ended
	June 30, 2007		June 30, 2006
	Annualized net charge-off as% average investment loans		Annualized net charge-off as% average investment loans
Net charge-offs: (3)	$142,124	0.42%	$14,348	0.04%

(2)             Third party credit enhancements include borrower-paid mortgage insurance and pool mortgage insurance acquired by the Banking Operations.

(3)           In the quarter ended June 30, 2007, a change was made in our practices to accelerate the timing of charge-offs of loans held for investment.  This change was made in recognition of increased delinquency and foreclosures.  The impact of this change was to increase charge-offs by approximately $30 million.

(more)

20-20-20

COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

SUMMARY INFORMATION, AVERAGE BALANCE SHEET AND LOAN QUALITY

(Unaudited)

Summary Information

	June 30,
(dollar amounts in thousands)	2007	2006
After-tax return on average assets	0.50%	0.99%
After-tax return on average equity	8.3%	14.6%

Period end:
Total assets	$89,910,226	$84,245,600
Total equity	$5,539,521	$5,601,487
Total investment loan portfolio, net	$68,130,524	$75,470,133

Average Balance Sheet

	Quarter Ended June 30, 2007			Quarter Ended June 30, 2006
		Interest			Interest
	Average	Income/	Annualized	Average	Income/	Annualized
(dollar amounts in thousands)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate
Interest-earning assets
Home loans
Pay-option ARMs	$30,058,599	$539,564	7.18%	$33,438,240	$529,721	6.34%
Hybrid & other 1st liens	17,464,852	241,341	5.53%	22,084,697	295,676	5.36%
Home equity loans	19,854,686	407,071	8.21%	15,255,739	310,945	8.17%
Commercial real estate loans	122,215	2,117	6.95%	—	—	0.00%
Investment securities	14,588,289	205,633	5.64%	5,960,904	73,652	4.94%
Other assets	1,619,230	23,663	5.86%	2,153,699	30,811	5.39%
Total interest-earning assets	$83,707,871	$1,419,389	6.79%	$78,893,279	$1,240,805	6.29%

Interest-bearing liabilities
Money market & savings deposits	$15,065,927	$202,950	5.40%	$5,199,192	$61,015	4.71%
Company-controlled custodial deposit accounts	16,706,566	216,967	5.21%	15,817,734	191,521	4.86%
Time deposits (CDs)	26,931,005	345,886	5.15%	26,490,658	298,237	4.52%
Borrowings	17,577,543	190,247	4.34%	25,030,324	268,934	4.31%
Total interest-bearing liabilities	$76,281,041	$956,050	5.03%	$72,537,908	$819,707	4.53%

Net interest spread			1.76%			1.76%
Net interest margin			2.21%			2.12%

Average Balance Sheet

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
		Interest			Interest
	Average	Income/	Annualized	Average	Income/	Annualized
(dollar amounts in thousands)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate
Interest-earning assets
Home loans
Pay-option ARMs	$31,111,712	$1,131,111	7.27%	$30,940,469	$957,675	6.19%
Hybrid & other 1st liens	18,057,827	499,518	5.53%	22,160,717	586,772	5.30%
Home equity loans	19,961,765	822,294	8.28%	15,326,303	612,895	8.05%
Commercial real estate loans	72,132	2,534	7.08%	—	—	0.00%
Investment securities	11,100,939	307,083	5.53%	6,104,385	154,121	5.05%
Other assets	1,541,444	45,112	5.90%	1,949,136	51,806	5.36%
Total interest-earning assets	$81,845,819	$2,807,652	6.87%	$76,481,010	$2,363,269	6.19%

Interest-bearing liabilities
Money market & savings deposits	$12,883,401	$339,124	5.31%	$5,016,247	$112,426	4.52%
Company-controlled custodial deposit accounts	16,150,567	415,379	5.19%	14,649,621	337,373	4.64%
Time deposits (CDs)	28,122,947	715,032	5.13%	24,640,209	534,803	4.38%
Borrowings	17,629,475	378,038	4.32%	25,931,310	539,269	4.19%
Total interest-bearing liabilities	$74,786,390	$1,847,573	4.98%	$70,237,387	$1,523,871	4.38%

Net interest spread			1.89%			1.81%
Net interest margin			2.32%			2.17%

Loan Quality (1)

	June 30, 2007			June 30, 2006
	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	76%	79%	717	75%	78%	721
Hybrid & other 1st liens	74%	79%	733	74%	78%	735
Home equity loans	20%	82%	730	20%	82%	731

(1)             At time of origination; LTV=loan-to-value ratio; CLTV=combined LTV, which included second mortgages at time of origination; FICO is a commonly used credit scoring measure

(more)

21-21-21

COUNTRYWIDE FINANCIAL CORPORATION
OTHER OPERATIONS
CAPITAL MARKETS SECURITIES AND INSURANCE SEGMENT
(Unaudited)

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(in millions)	2007	2006	Change	2007	2006	Change

Capital Markets Securities Trading Volume: (1)
Mortgage-backed securities	$684,463	$570,878	20%	$1,244,732	$1,099,228	13%
U.S. Treasury securities	365,387	307,815	19%	730,716	664,927	10%
Asset-backed securities	21,800	29,061	(25%)	55,441	61,737	(10%)
Other	38,094	26,582	43%	76,797	86,799	(12%)
Total securities trading volume	$1,109,744	$934,336	19%	$2,107,686	$1,912,691	10%

(1)             Includes trades with Mortgage Banking Segment.

Insurance Segment

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
(dollar amounts in thousands)	2007	2006	Change	2007	2006	Change

Balboa Life & Casualty:
Lender-placed net premiums earned	$183,793	$123,031	49%	$350,527	$249,083	41%
Voluntary net premiums earned	$103,157	$106,039	(3%)	$207,340	$207,985	(0%)
Loss ratio	48%	41%		46%	45%
Combined ratio	83%	80%		82%	85%

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
	2007	2006	Change	2007	2006	Change

Balboa Reinsurance:
(in thousands)
Reinsurance net earned premiums	$65,434	$55,156	19%	$128,694	$106,951	20%

(in billions)
Period end:
Loans in CFC servicing portfolio covered by Balboa Reinsurance	$98	$84	17%